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                                                                   Exhibit 14(c)


           [NATIONWIDE LIFE INSURANCE COMPANY OF AMERICA LETTERHEAD]


                     CONSENT OF SCOTT V. CARNEY, FSA, MAAA


                                February 7, 2003




Nationwide Life Insurance Company of America
1000 Chesterbrook Boulevard
Berwyn, PA 19312


Directors:

      I hereby consent to the reference to my name under the caption "Experts" in the statement of additional information included in Pre-Effective Amendment No. 2 to the Registration Statement on Form N-6 for certain flexible premium variable life insurance policies issued through the Nationwide Provident VLI Separate Account 1 (File No. 333-98629).



                                                      Sincerely,



                                                      /s/ Scott V. Carney
                                                      --------------------------
                                                      Scott V. Carney, FSA, MAAA
                                                      Actuary